Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-48036 and No. 333-36352) and Form S-8 (No. 333-46649, No. 333-91119, No. 333-70126, No. 333-71420, No. 333-102499, No. 333-115848 and No. 333-120594) of Micromuse Inc. of our report dated April 6, 2004, with respect to the consolidated financial statements of GuardedNet, Inc. for the year ended December 31, 2003 included in this Current Report on Form 8-K/A Amendment No. 1 of Micromuse Inc.

/s/ Ernst & Young LLP

Atlanta, Georgia

October 10, 2005